Exhibit 99.1

ENSERVCO Reports First Quarter 2018 Financial Results

Year-Over-Year Q1 Financial Highlights:

●	Revenue increased 53% to $21.1 million from $13.8 million – second highest revenue quarter in Company history

●	Well enhancement service revenue up 61% to $19.3 million from $12.0 million

●	Water transfer revenue up 32% to $1.0 million from $752,000

●	Operating income increased 278% to $3.0 million from $783,000

●	Net income increased to $2.0 million from $50,000

●	EPS of $0.04 versus less than $0.01

●	Adjusted EBITDA increased 86% to $4.7 million from $2.5 million

●	$3.5 million in net cash generated from operations vs. ($2.4 million) last year

DENVER, CO – May 10, 2018 – ENSERVCO Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported significant year-over-year increases in revenue, net income and adjusted EBITDA for its first quarter ended March 31, 2018, as compared to the first quarter last year.

“As anticipated, the momentum we built throughout 2017 has extended into 2018 as we achieved our second highest revenue quarter in Company history. Our solid first quarter financial results reflected revenue growth in all of our core service segments that, in turn, drove sharp increases in operating income, net income and adjusted EBITDA,” said Ian Dickinson, President and CEO. “With steadily increasing utilization across our expanded fleet, we now have more equipment working across more geographic areas than at any time in Company history. In the current environment of resilient oil prices and increased drilling and completion activity, we are optimistic that our focus on higher fleet utilization and optimized equipment deployment will help us continue driving revenue growth and profit increases through the balance of 2018.

“As always, our top priority is delivering superior service to our customers with an emphasis on value and safety,” Dickinson added. “At the same time, we are advancing a major initiative that is transforming the way we do business in ways designed to improve service and add more value for existing customers, attract new customers, and better position the Company for both organic and acquisitive growth. This initiative involves implementing a range of new processes and procedures across our organization, such as fine tuning our data collection and metrics around the utilization of our equipment to support optimization efforts. We’re pleased to say that our workforce – ranging from regional operations teams to the corporate level – is responding well to the challenge. This initiative is key to unlocking the Company’s true revenue and earnings potential and building sustainable value for all our stakeholders.”

First Quarter Results

Total revenue for the first quarter ended March 31, 2018, increased 53% to $21.1 million from $13.8 million in the same quarter last year. It was the Company’s fifth consecutive quarter of year-over-year revenue increases.

Well enhancement service revenue in the first quarter increased 61% to $19.3 million from $12.0 million in the same quarter last year. All three components of this segment showed double-digit year-over-year increases, including frac water heating, up 76% to $14.4 million from $8.2 million; hot oiling, up 12% to $3.7 million from $3.3 million; and acidizing, up 116% to $1.0 million from $471,000. The well enhancement segment generated an operating income of $6.2 million in the first quarter, a 75% increase over operating income of $3.5 million in the first quarter last year.

Water transfer revenue in the first quarter grew 32% to $1.0 million from $752,000 in the same period last year. ENSERVCO reported operating income of $38,000 in the segment in the first quarter compared to operating income of $76,000 in the same quarter last year. The relatively new water transfer service offering has the potential to be a highly profitable business for the Company as capacity utilization grows.

Water hauling revenue decreased 5% in the first quarter to $841,000 from $885,000 in the same quarter last year. Operating loss in the segment was $107,000 versus $28,000 in the year-ago first quarter.

Total operating expenses in the first quarter grew 40% year over year to $18.2 million from $13.0 million due primarily to costs related to meeting higher customer demand. Sales, general and administrative expenses increased 38% year over year to $1.4 million from $1.0 million due primarily to higher personnel costs related to expansion of the team, including the Company’s newly formed business development team, and to management transition costs. Depreciation and amortization expense was flat at $1.6 million.

Operating income increased 278% in the first quarter to $3.0 million compared to $783,000 in the same quarter last year.

The Company reported first quarter net income of $2.0 million, or $0.04 per diluted share, a significant increase over the prior year first quarter net income of $50,000, or less than $0.01 per diluted share.

Adjusted EBITDA increased 86% in the first quarter to $4.7 million from $2.5 million in the first quarter last year.

The Company generated $3.5 million in net cash from operations in the first quarter compared to $2.4 million in cash used in operations in the same quarter last year.

Working capital at March 31, 2018, was $9.3 million, up 16% from $8.0 million at December 31, 2017, year end. Stockholders’ equity grew 26% to $10.3 million from $8.2 million. The current ratio improved to 2.55 to 1 and the debit to equity ratio improved to 2.71 to 1.

Conference Call Information

Management will hold a conference call on May 10, 2018, to discuss these results. The call will begin at 2:30 p.m. Mountain Time (4:30 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers). No passcode is necessary. A telephonic replay will be available through May 17, 2018, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #28289. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days. The webcast also is available at the following link: http://www.investorcalendar.com/event/28289

About ENSERVCO

Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer and water hauling. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include the ability to sustain recent revenue and profit trends; ability to successfully implement new business initiatives; ability to unlock revenue and earnings potential and build sustainable; and ability to better serve existing customers, attract new customers and better position the Company for future growth, both organic and acquisitive. It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO. ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2018	2017

Revenues
Well enhancement services	$19,285	$11,984
Water transfer services	995	752
Water hauling services	841	885
Other	-	154
Total revenues	21,121	13,775

Expenses
Well enhancement services	13,091	8,449
Water transfer services	957	676
Water hauling services	948	913
Functional support and other	145	341
Sales, general, and administrative expenses	1,370	994
Patent litigation and defense costs	20	43
Severance and transition costs	40	-
Depreciation and amortization	1,589	1,576
Total operating expenses	18,160	12,992

Income from Operations	2,961	783

Other (Expense) Income
Interest expense	(500)	(710)
Other (expense) income	(420)	4
Total other expense	(920)	(706)

Income Before Tax Expense	2,041	77
Income Tax Expense	-	(27)
Net Income	$2,041	$50

Earnings per Common Share - Basic	$0.04	$-

Earnings per Common Share – Diluted	$0.04	$-

Basic weighted average number of common shares outstanding	51,155	51,068
Add: Dilutive shares assuming exercise of options and warrants	1,793	-
Diluted weighted average number of common shares outstanding	52,948	51,068

ENSERVCO CORPORATION AND SUBSIDIARIES

Calculation of Adjusted EBITDA *

	For the Three Months Ended
	March 31,
	2018	2017
	(Unaudited)
Adjusted EBITDA*
Net Income	$2,041	$50
Add Back
Interest Expense	500	710
Provision for income taxes expense	-	27
Depreciation and amortization	1,589	1,576
EBITDA*	4,130	2,363
Add Back (Deduct)
Stock-based compensation	73	116
Patent Litigation and defense costs	20	43
Severance and transition costs	40	-
Other expense (income)	420	(4)
Adjusted EBITDA*	$4,683	$2,518

*Note: See below for discussion of the use of non-GAAP financial measurements.

Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

EBITDA is defined as net income (earnings), before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA excludes stock-based compensation from EBITDA and, when appropriate, other items that management does not utilize in assessing the Company’s ongoing operating performance as set forth in the next paragraph. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, warrants issued, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., income taxes, severance and transition costs related to the executive management team, gain on sale of investments, loss on disposal of assets, patent litigation and defense costs, other expense (income), etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, our fixed charge coverage ratio covenant associated with our 2017 Credit Agreement require the use of Adjusted EBITDA in specific calculations.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
ASSETS	2018	2017
	(Unaudited)
Current Assets
Cash and cash equivalents	$1,013	$391
Accounts receivable, net	12,823	11,761
Prepaid expenses and other current assets	837	868
Inventories	507	576
Income tax receivable, current	57	57
Total current assets	15,237	13,653

Property and equipment, net	28,923	29,417
Income tax receivable, noncurrent	57	57
Other assets	1,157	1,123

TOTAL ASSETS	$45,374	$44,250

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$5,799	$5,465
Current portion of long-term debt	178	182
Total current liabilities	5,977	5,647

Long-Term Liabilities
Senior revolving credit facility	25,320	27,066
Subordinated debt	2,244	2,229
Long-term debt, less current portion	239	252
Warrant liability	1,265	831
Total long-term liabilities	29,068	30,378
Total liabilities	35,045	36,025

Commitments and Contingencies (Note 8)

Stockholders' Equity
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $.005 par value, 100,000,000 shares authorized, 51,263,334 and 51,197,989 shares issued, respectively; 103,600 shares of treasury stock; and 51,159,734 and 51,094,389 shares outstanding, respectively	256	255
Additional paid-in capital	19,633	19,571
Accumulated deficit	(9,560)	(11,601)
Total stockholders' equity	10,329	8,225

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,374	$44,250

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2018	2017
OPERATING ACTIVITIES
Net income	$2,041	$50
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,589	1,576
Deferred income taxes	-	90
Stock-based compensation	73	116
Change in fair value of warrant	434	-
Amortization of debt issuance costs and discount	38	256
Provision for bad debt expense	33	29
Changes in operating assets and liabilities
Accounts receivable	(1,095)	(5,199)
Inventories	68	(2)
Prepaid expense and other current assets	(13)	75
Income taxes receivable	-	224
Other assets	(9)	11
Accounts payable and accrued liabilities	334	393
Net cash provided by (used in) operating activities	3,493	(2,381)

INVESTING ACTIVITIES
Purchases of property and equipment	(1,104)	(621)
Proceeds from insurance claims	52	-
Net cash used in investing activities	(1,052)	(621)

FINANCING ACTIVITIES
Net line of credit borrowings	(1,787)	2,690
Stock issuance costs and registration fees	(10)	-
Repayment of long-term debt	(17)	(116)
Payment of debt issuance costs for credit facilities	(5)	(50)
Net cash (used in) provided by financing activities	(1,819)	2,524

Net Increase (Decrease) in Cash and Cash Equivalents	622	(478)

Cash and Cash Equivalents, beginning of period	391	621

Cash and Cash Equivalents, end of period	$1,013	$143

Supplemental cash flow information:
Cash paid for interest	$437	$37
Cash (received) paid for taxes	$-	$(222)

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Non-cash proceeds from revolving credit facilities	$40	$415